Exhibit 2.1

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (the “Agreement”) is entered into effective as of August 30, 2014 (the “Effective Date”), by and among ECO Waste Conversion Solutions Corporation, a Delaware corporation (the “Company”), ECO Waste Conversion Las Vegas, LLC, a Nevada limited liability company (“EWC”), and Jess Rae Booth, the owner of EWC (the “Owner”). The Company, EWC and the Owner are collectively referred to herein as the “Parties”.

W I T N E S S E T H:

WHEREAS, the Owner owns all of the issued and outstanding membership interests of EWC (the “EWC Interests”) and is a controlling shareholder of the Company.

WHEREAS, the Company desires to acquire from the Owner, and the Owner desires to transfer to the Company, the EWC Interests in exchange for the issuance, by the Company to the Owner and/or his designees, of an aggregate of 10 shares (the “Exchange Shares”) of the Company’s common stock, $0.0001 par value (the “Common Stock”), on the terms and conditions set forth herein (the “Exchange”).

WHEREAS, the Parties intend, by executing this Agreement, to implement a tax-deferred exchange of property under the United States Internal Revenue Code of 1986, as amended (the “Code”).

WHEREAS, the Owner and the Company agreed in principal, as of the Effective Date, to the terms of the Exchange as evidenced by this Agreement and wish to memorialize the same.

NOW, THEREFORE, in consideration, of the promises and of the mutual representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE I

THE EXCHANGE

1.1         The Exchange. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined), but effective as of the Effective Date:

(a)         the Company shall issue and deliver to the Owner, and/or his designees specified in separate instructions, the Exchange Shares, and

(b)         the Owner agrees to deliver to the Company duly endorsed certificates or other evidence of transfer of the EWC Interests.

1.2         Time and Place of Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of EWC, or at such place and time as mutually agreed upon by the Parties hereto. The date upon which the Closing occurs is defined as the “Closing Date.”

1.3         Tax Consequences. It is intended by the Parties hereto that for United States income tax purposes, the contribution and transfer of the EWC Interests by the Owner to the Company in exchange for Exchange Shares constitutes a tax-deferred exchange within the meaning of the Code.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to EWC and the Owner that, except as set forth in the schedules attached hereto corresponding to each numbered representation and warranty (the “Company Disclosure Schedules”), as of the Effective Date:

2.1         Due Authorization. The Company had all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. The Company had taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constituted the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

2.2         No Conflicts. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby did not contravene the Certificate of Incorporation or By-laws of the Company.

2.3         Exchange Shares. The Exchange Shares, when issued in accordance with the terms hereof, will be, duly authorized, validly issued, fully paid and nonassessable.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF EWC

EWC represents and warrants to the Company that, except as set forth in the schedules attached hereto corresponding to each numbered representation and warranty (the “EWC Disclosure Schedules”), as of the Effective Date:

3.1         Due Organization and Qualification; Due Authorization.

(a)         EWC was a limited liability company duly formed, validly existing and in good standing under the laws of the state of Nevada, with full power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. EWC was in good standing as a foreign company in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it required such qualification except for any such failure, which when taken together with all other failures, was not likely to have a material adverse effect on the business of EWC.

(b)         EWC had all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. EWC had taken all action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of EWC, enforceable against EWC in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of

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equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

3.2         No Conflicts or Defaults. The execution and delivery of this Agreement by EWC and the consummation of the transactions contemplated hereby did not (a) contravene the governing documents of EWC, or (b) with or without the giving of notice or the passage of time, (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which EWC was a party or by which EWC or its assets were bound, or any judgment, order or decree, or any law, rule or regulation to which its assets were subject, (ii) result in the creation of, or give any party the right to create, any lien upon any of the assets of EWC, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform any material agreement, arrangement or commitment to which EWC was a party or by which EWC or any of its assets were bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which EWC was to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it was a party.

3.3         Capitalization. EWC was authorized to issue an unlimited amount of ownership interests. The EWC Interests held by the Owner comprised all of the issued and outstanding ownership interest in EWC.

ARTICLE IV

REPRESENTATION AND WARRANTIES OF THE OWNER

The Owner hereby represents and warrants to the Company that, except as set forth in the schedules attached hereto corresponding to each numbered representation and warranty (the “Owner Disclosure Schedules”), as of the Effective Date:

4.1         Title to EWC Interests. The Owner was the legal and beneficial owner of the EWC Interests to be transferred to the Company hereunder and, upon consummation of the exchange contemplated herein, the Company will acquire from the Owner good and marketable title to the EWC Interests, free and clear of all liens excepting only such restrictions hereunder upon future transfers by the Company, if any, as may be imposed by applicable law.

4.2         Due Authorization. The Owner has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the valid and binding obligation of the Owner, enforceable against the Owner in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

4.3         Investment Experience. The Owner acknowledges that he can bear the economic risk of his investment, and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Exchange Shares.

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4.4         Purchase for Investment.

(a)         The Owner is acquiring the Exchange Shares for investment for the Owner’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Owner has no present intention of selling, granting any participation in, or otherwise distributing the same. The Owner further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Exchange Shares.

(b)         The Owner understands that the Exchange Shares are not registered under the Securities Act of 1933 (the “Securities Act”) on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company’s reliance on such exemption is predicated on the Owner’s representations set forth herein.

4.5         Restricted Securities. The Owner understands that the Exchange Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption there from, and that in the absence of an effective registration statement covering the Exchange Shares or any available exemption from registration under the Securities Act, the Exchange Shares must be held indefinitely.

ARTICLE V

DELIVERIES

5.1         Deliveries by the Company. At or prior to Closing, the Company shall deliver to EWC, and as to item 5.1(c) the Owner, each of the following:

(a)         all applicable schedules hereto;

(b)         resolution from the Company’s Board, and if applicable, shareholder resolutions approving this transaction and authorizing the issuances of the Exchange Shares hereto;

(c)         certificates representing the Exchange Shares; and

(d)         any other document reasonably requested by the Owner that he deems necessary for the consummation of this transaction.

5.2         Deliveries by EWC and the Owner. At or prior to Closing, EWC and the Owner shall deliver to the Company each of the following:

(a)         all applicable schedules hereto;

(b)         duly executed instruments of transfer from the Owner transferring the EWC Interests to the Company; and

(c)         any other document reasonably requested by the Company that it deems necessary for the consummation of this transaction.

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ARTICLE VI

CONDITIONS PRECEDENT

6.1         Conditions to Obligations of Owner and EWC. The obligations of the Owner and EWC under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

(a)         That each of the representations and warranties of the Company contained herein shall have been true and correct as of the Effective Date;

(b)         That the Company shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing;

(c)         The Company shall have received all of the regulatory, shareholder and other third party consents, permits, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement.

6.2         Conditions to Obligations of the Company. The obligations of the Company shall be subject to fulfillment at or prior to or at the Closing, of each of the following conditions:

(a)         That each of the representations and warranties of the Owner and EWC contained herein shall have been true and correct as of the Effective Date;

(b)         That the Owner and EWC shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing;

(c)         The Owner and EWC shall have received all of the regulatory, shareholder and other third party consents, permits, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement; and

(d)         The Owner shall have delivered to the Company duly executed instruments of transfer transferring the EWC Interests to the Company.

ARTICLE VII

MISCELLANEOUS

7.1         Further Assurances. If, at any time after the Closing, the parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the Exchange in accordance with the terms of this agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the Parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors the parties are fully authorized to take any and all such action.

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7.2         Notice. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

If to the Owner and EWC:	Jess Rae Booth
2600 Michelson Avenue, Suite 780
Irvine, California 92612

If to the Company:	ECO Waste Conversion Solutions Corporation
2600 Michelson Avenue, Suite 780
Irvine, California 92612

7.3         Entire Agreement. This Agreement, the Disclosure Schedules and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the Parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the Parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

7.4         Successors and Assigns. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties, which consent shall not be unreasonably withheld.

7.5         Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of California are applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

7.6         Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.7         Construction. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement. The Disclosure Schedule is hereby incorporated herein by reference and made a part of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

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7.8         Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement.

ECO WASTE CONVERSION SOLUTIONS CORPORATION

By:	/s/ Jess Rae Booth
Name:	Jess Rae Booth
Title:	President

ECO WASTE CONVERSION LAS VEGAS, LLC

By:	/s/ Jess Rae Booth
Name:	Jess Rae Booth
Title:	Chairman Manager

/s/ Jess Rae Booth
Jess Rae Booth, individually as Owner

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